AMENDMENT NO 1. TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of this 16th of June, 2005 by and between Mobilepro Corp. a Delaware corporation (“Mobilepro”) and Tom Mazerski (“Mazerski”).

WHEREAS, Mobilepro and Mazerski entered into that certain Employment Agreement on October 16, 2004 (“Agreement”);

WHEREAS, Mobilepro and Mazerski mutually desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment No. 1. The following language shall replace Section 3(e):

Equity. As partial consideration for entering into this Agreement, Mobilepro hereby grants Mr. Mazerski the option, in the form of warrants, to acquire five hundred thousand (500,000) shares of Mobilepro’s common stock at an exercise price of $0.225 per share (the “Option”). The right to purchase 250,000 shares shall vest upon Mobilepro’s Telco Operations reaching $5,000,000 in Adjusted EBIDTA and the other 250,000 shares shall vest ratably over the twenty-four (24) month term of this Agreement, or immediately (i) if Mr. Mazerski’s employment is terminated without cause or for good reason (as described in Section 4 hereof) or (ii) due to a Change of Control (as described in Section 5(a) hereof). In addition to the foregoing, as partial consideration for entering into this Agreement, the Company hereby grants Mr. Mazerski additional warrants to acquire one million five hundred thousand (1,500,000) shares of the Company’s common stock at an exercise price or $0.15 per share (the “Warrants”). The Warrants shall vest ratably over the remaining term of the Employment Period, or immediately (i) if Mr. Mazerski’s employment is terminated without cause or for good reason (as described in Section 4 hereof) or (ii) due to a Change of Control (as described in Section 5(a) hereof).

2. Other Changes. It is understood and agreed by the parties hereto that all other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

MOBILEPRO CORP.

By______________________________________
Jay O. Wright, Chief Executive Officer

“Mobilepro”

TOM MAZERSKI

_________________________________

“Mazerski”